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Exhibit 99.1

MANUFACTURERS' SERVICES LIMITED
PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MANUFACTURERS' SERVICES LIMITED

        The undersigned stockholder(s) of Manufacturers' Services Limited, a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated             , 2003, and hereby appoints Albert A. Notini and Alan R. Cormier, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of Manufacturers' Services Limited to be held on             , 2003, at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED THEREIN. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒
	FOR	AGAINST	ABSTAIN
Proposal to adopt the Agreement and Plan of Merger, dated as of October 14, 2003, by and among Celestica Inc., MSL Acquisition Sub Inc. and Manufacturers' Services Limited.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the space provided to the right. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder:	Date:	Signature of Stockholder:	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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MANUFACTURERS' SERVICES LIMITED PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS